Exhibit 10.107

Carnegie Mellon [LOGO]                      OFFICE OF ASSOCIATE PROVOST
                                            RESEARCH AND ACADEMIC ADMINISTRATION
                                            CARNEGIE MELLON UNIVERSITY
                                            405 WARNER HALL
                                            5000 FORBES AVENUE
                                            PITTSBURGH, PENNSYLVANIA 15213-3890
                                            PHONE: 412-268-8746
                                            FAX:412-268-6279

  June 11, 2004
  Letter No. USS-6217-04-JWK-001
  Ultrastrip Systems Incorporated
  3515 S. E. Lionel Terrace
  Stuart, Fl 34997
  Attention: Ms. Jacqueline Bolles

  Subject: Development Agreement, Modification No. 07

  Enclosure: (1) Subject Modification, one original


  Dear Ms. Bolles,

  Carnegie Mellon University is pleased to provide the enclosed modification which has been duly executed by Susan Burkett, Associate Provost for Research and Academic Administration.

  Please do not hesitate to contact me or Dr. John Bares should you have any questions regarding this agreement or modification.

  Sincerely,



  Joanne W. Kyriacopoulos
  Contracts Officer
  412-268-9912
  joannek@andrew.cmu.edu

                                AMENDMENT No. 07
                            To DEVELOPMENT AGREEMENT
                                     Between
                         ULTRASTRIP SYSTEMS INCORPORATED
                         AND CARNEGIE MELLON UNIVERSITY
                            (dated September 3, 1999)
                 (NOTE: Amendment No. 06 dated October 25, 2001)

Carnegie Mellon University ("CMU") and Ultrastrip Systems Incorporated, ("COMPANY") having entered into a Development Agreement with an effective start date of September 3, 1999 and in accordance with the terms and conditions of such Development Agreement, CMU and COMPANY now wish to modify the following clauses of the Development Agreement (which, including Amendments No. 1 through No. 06, is collectively referred to herein as the "Development Agreement'). Any capitalized terms not otherwise defined herein shall have the meanings given to them in the Development Agreement.


         1. Statement of Work - Modified as follows:

            COMPANY and CMU have agreed that the research performed by CMU under tasks 1.1 through 1.6 of the Development Agreement have been satisfactorily completed as modified in Attachment A to this Amendment, which is marked as "Exhibit B".

            All hardware, materials and equipment identified under Attachment A items 3, 4, and 10 were either partially previously shipped or recently shipped via COMPANY truck from CMU on 13 May 2004, and completes all performance obligations of CMU under the Development Agreement.

         3. Period of Performance - Modified as follows:

            The period of performance of the Development Agreement is 1 August 1999 - 30 August 2004.

         5. Costs and Payments - Modified as follows:

            Attachment A to this Amendment No. 7 which is marked as "Exhibit B" summarizes financial payments made by, and credits provided from, COMPANY to CMU for full and complete compensation for the research efforts performed by CMU under the Development Agreement. The final payment for all research efforts under Items 1.1 through 1.6 herein, is $305,091.00, which COMPANY agrees to pay in two installments. The first payment of $50,000 shall be paid to CMU by 15 June 2004; The second (and final) installment of $255,091 shall be paid to CMU by 15 July 2004.

         9. Licensing Options - Modified as follows:

            Pursuant to the Development Agreement, COMPANY received a non-exclusive license to use CMU Intellectual Property developed under the Development Agreement and covered by a Disclosure for COMPANY's internal operations and internal research use. The parties understand and agree that although the research efforts required of CMU will be completed as described above in Article 1. above, COMPANY both desires and requests a further period of time in which to evaluate the CMU Owned Intellectual Property to determine if COMPANY is interested in negotiating an external, commercial license from CMU as described in Section 9 of the Development Agreement. CMU hereby grants to COMPANY a limited, exclusive option to evaluate the technology and to negotiate a royalty-bearing license to manufacture, use, sell or lease products and/or processes incorporated in the CMU Intellectual Property ("Option"). The Option shall exist and be exercisable by COMPANY during the period of time commencing with the effective date of this Amendment No. 7 and continuing for ninety (90) days, subject to extension by the parties as described below (collectively, the "Option Period"). The Option Period may be extended by mutual written consent of the parties for an additional sixty (60) days. Any license agreement negotiated by the parties pursuant to this Option will be based upon the "Licensing Options" granted to COMPANY under the Development Agreement.

            Except as expressly revised and amended by this Amendment No. 07, the Development Agreement is in all other respects in full force and effect in accordance with its terms as modified.

IN WITNESS WHEREOF, the parties hereto have caused his Amendment No. 07 to be executed by their duly authorized representatives as of the last date written below.


CARNEGIE MELLON UNIVERSITY                      ULTRASTRIP SYSTEMS, INC.


[ILLEGIBLE]                                     By: /s/ Stephen R. Johnson
                                                    ----------------------------
                                                    President and CEO

Name and Title of Signer
                                                Date June, 2, 2004

                                  ATTACHMENT A

                                    Exhibit B

 l.) As of August 29, 2002 USSI was current with CMU
     through Amendment 5.5 at $1,838,066                        $1,838,066.00

 2.) August 29, 2002 USSI made a payment of:                       $14,585.00

 3.) Amendment 5.6 - partial delivery

     a. units 5 & 6                                               $265,858.00

     b. starter kits                                                12,462.00

     c. Subtotal                                                  $278,320.00

 4.) "Raided parts" and unbudgeted resupply                        $70,411.00

 5.) Balance of non-budgeted field support of $53,464.00           $27,034.00
     is reduced by $26,430.00 line items for Lisnave items which should have been included in previous invoices, and various presentations for which USSI paid out of pocket expenses.

 6.) Unbudgeted Product Improvements, $66,871.00 is rejected as         $0.00
     there are no signed change orders or amendments to cover.

 7.) Amendment 5.6 product improvement tasks -                          $0.00
     rejected in its entirety as many promised deliverables not addressed. These were adequately paid for in "5.6 partial" above.

 8.) Current CMU inventory turn-over                                 $117,411

 9.) Credit for lift at CMU facility                              ($20,000.00)

     Credit for shipping container at CMU facility                 ($2,000.00)

     Credit for toolset at CMU facility                            ($1,500.00)

10.) Credit for computer hardware and software
     which remains at CMU facility.                                     $0.00

11.) Sub-total (items 3-10)                                       $471,176.00

12.) less credit balance (item 2)                                 ($14,585.00)

13.) less USSI check of 11/03                                    ($150,000.00)

14.) Balance due to CMU                                           $305,091.00

Payment terms:         Due 6/15/04 $50,000
                       Due 7/15/04 $255,091